Exhibit 10.10

PLEDGE SHARES ESCROW AGREEMENT

PLEDGE SHARES ESCROW AGREEMENT (the “Agreement”) dated March 27, 2007 made by NeomMedia Technologies, Inc., a Delaware corporation (the “Pledgor”), in favor of CORNELL CAPITAL PARTNERS, L.P., (the “Buyer”) in connection with the Securities Purchase Agreement, of even date herewith (the "Securities Purchase Agreement").

RECITALS:

WHEREAS, the Pledgor has granted to the Buyer a security interest in certain property of the Pledgor pursuant to the Security Agreement of even date herewith (the “Security Agreement”) including all of its shares of stock of its subsidiary 12Snap AG (the “Pledged Shares”);

WHEREAS, the parties to this Agreement desire to appoint DAVID GONZALEZ, ESQ., as escrow agent (“Escrow Agent”) to hold in escrow the Pledged Shares pursuant to the terms and conditions of this Agreement and the Security Agreement. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Security Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

Pledge and Transfer of Pledged Shares. The Pledgor hereby grants to the Buyer an irrevocable, first priority security interest in the Pledged Shares as security for the Obligations as set forth in the Security Agreement. Within four (4) business days of the execution of this Agreement, the Pledgor shall deliver to the Escrow Agent, and the Escrow Agent shall hold in escrow pursuant to the terms of this Agreement, stock certificates made out in favor of the Pledgor representing the Pledged Shares, together with duly executed stock powers or other appropriate transfer documents with medallion bank guarantees and executed in blank by each Pledgor (the “Transfer Documents”), and such stock certificates and Transfer Documents shall be held by the Escrow Agent until the satisfaction in full of all the Obligations (as defined in the Security Agreement).

Rights Relating to Pledged Shares. Upon the occurrence of an Event of Default (as defined herein), the Buyer shall be entitled to vote the Pledged Shares, receive dividends and other distributions thereon, and enjoy all other rights and privileges incident to the ownership of the Pledged Shares.

Release of Pledged Shares from Pledge. Upon the satisfaction in full of all the Obligations the parties hereto shall notify the Escrow Agent to such effect in writing. Promptly upon receipt of such written notice, the Escrow Agent shall return to the Pledgor the Transfer Documents and the certificates representing the Pledged Shares (collectively the “Pledged Materials”), whereupon any and all rights of the Buyer in the Pledged Materials shall be terminated.

Event of Default. An “Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under the Security Agreement.

Remedies.

Upon and anytime after the occurrence of an Event of Default, the Buyer shall have the right acquire the Pledged Shares in accordance with the following procedure: (a) the Buyer shall provide written notice of such Event of Default (the “Default Notice”) to the Escrow Agent, with a copy to the Pledgor; (b) in a Default Notice the Buyer shall specify the number of Pledged Shares to be issued to the Buyer); and (c) as soon as practicable after receipt of a Default Notice, the Escrow Agent shall deliver the specified number of Pledged Shares along with the applicable Transfer Documents to the Buyer.

Upon and any time after the occurrence of an Event of Default the Buyer shall have the right to (i) sell the Pledged Shares and to apply the proceeds of such sales, net of any selling commissions, to the Obligations and (ii) any and all remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New Jersey.

Each right, power and remedy of the Buyer provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Buyer of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Buyer of all such other rights, powers or remedies, and no failure or delay on the part of the Buyer or any Buyer to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Buyer to any other further action in any circumstances without demand or notice. The Buyer shall have the full power to enforce or to assign or contract is rights under this Agreement to a third party.

Representations, Warranties and Covenants.

The Pledgor represents, warrants and covenants that:

Pledgor is, and at the time when pledged hereunder will be, the legal, beneficial and record owner of, and has (and will have) good and valid title to, all Pledged Shares pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever;

Pledgor has full power, authority and legal right to pledge all the Pledged Shares pledged pursuant to this Agreement; and

all the Pledged Shares have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights.

Each Pledgor covenants and agrees to take all reasonable steps to defend the Buyer’s right, title and security interest in and to the Pledged Shares and the proceeds thereof against the claims and demands of all persons whomsoever (other than the Buyer and the Escrow Agent); and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Buyer hereunder and will likewise take all reasonable steps to defend the right thereto and security interest therein of the Buyer.

The Pledgor covenants and agrees to take no action which would violate or be inconsistent with any of the terms of any Transaction Document, or which would have the effect of impairing the position or interests of the Buyer under any Transaction Document.

Concerning the Escrow Agent.

The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

The Buyer and the Pledgor hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys’ fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys’ fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor.

If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court of New Jersey, sitting in Newark, New Jersey, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor and the Buyer for all costs, including reasonable attorneys’ fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor and Buyer) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

The Escrow Agent may resign upon ten (10) days’ written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

Conflict Waiver. The Pledgor hereby acknowledges that the Escrow Agent is general counsel to the Buyer, a partner in the general partner of the Buyer, and counsel to the Buyer in connection with the transactions contemplated and referred herein. The Pledgor agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyer and the Pledgor will not seek to disqualify such counsel and waives any objection Pledgor might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Pledgor, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen, President
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Preston Gates Ellis LLP
201 South Biscayne Boulevard - Suite 2000
Miami, FL 33131-2399
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

If to the Buyer:	Cornell Capital Partners L.P.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8744

With copy to:	Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: David Gonzalez, Esq.
Telephone: (201) 985-8300
Facsimile: (201) 985-1964

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state superior courts located in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

JURY TRIAL. EACH OF THE COLATERAL AGENT AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN THE BUYER AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

[REMAINDER OF PAGE INTENTIALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgor has caused this Pledge and Escrow Agreement to be executed by its respective duly authorized officer, as of the date first above written.

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David A. Dodge
Name: David A. Dodge
Title: CFO

IN WITNESS WHEREOF, the undersigned acknowledge and agree to the terms and conditions of this Pledge and Escrow Agreement as of the date first above written.

CORNELL CAPITAL PARTNERS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

ESCROW AGENT

By:	/s/ David Gonzalez
Name: David Gonzalez, Esq.